UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )

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☐  Preliminary Information Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑  Definitive Information Statement

BankAtlantic Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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BankAtlantic Bancorp, Inc.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

September 4, 2008

Dear Shareholder:

The attached Information Statement is being delivered by BankAtlantic Bancorp, Inc. (the “Company”) to its shareholders in connection with a recently approved amendment (the “Amendment”) to the Company’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”). Following the Amendment, amendments to the Articles of Incorporation will only be subject to shareholder approval when shareholder approval is required under Florida law. Accordingly, shareholder approval will not be required in those limited circumstances under Florida law, such as in connection with a reverse stock split, when the Board of Directors may approve an amendment to the Articles of Incorporation without shareholder approval. The Amendment was approved by the Company’s Board of Directors and by the written consent of BFC Financial Corporation, which holds shares of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast by all shareholders on the Amendment.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

The Company’s Board of Directors has unanimously approved the Amendment and has authorized the Company to take all actions necessary to cause the Amendment to become effective, including the filing of the Amendment with the Florida Department of State. The Company’s Board of Directors believes that the Amendment will save the Company the substantial time and expense of soliciting proxies and convening special meetings of its shareholders in connection with amendments to the Articles of Incorporation when, under the limited circumstances permitted by Florida law, the Company’s Board of Directors may approve the amendment without shareholder approval.

The attached Information Statement contains a description of the Amendment, and you are urged to carefully read the Information Statement in its entirety.

On behalf of the Company’s Board of Directors and the employees of the Company and its subsidiaries, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

BankAtlantic Bancorp, Inc.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

Information Statement

This Information Statement is being furnished to all holders of the Class A Common Stock and Class B Common Stock of BankAtlantic Bancorp, Inc. (the “Company”) in connection with the adoption of an Amendment to the Company’s Articles of Incorporation to require shareholder approval of amendments to the Articles of Incorporation only when shareholder approval is required under Florida law. This Amendment will permit the Company’s Board of Directors to approve amendments without shareholder approval in those limited circumstances permitted under Florida law, such as in connection with a reverse stock split.

On July 28, 2008, the Amendment was approved by the Company’s Board of Directors. On August 26, 2008, the Amendment was approved by the written consent of BFC Financial Corporation (“BFC”), which, as of such date, held shares of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast by all shareholders on the Amendment. Accordingly, there will be no meeting of shareholders to approve the Amendment.

This Information Statement is first being mailed on or about September 4, 2008 to all holders of record of the Company’s Class A Common Stock and Class B Common Stock as of August 26, 2008. The Company anticipates that the Amendment will be filed with the Florida Department of State and become effective on or about September 24, 2008.

Vote Required for Approval

In addition to the approval of the Company’s Board of Directors, the Amendment required the approval of the holders of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast by all shareholders on the Amendment. As of August 26, 2008, there were 51,410,037 shares of the Company’s Class A Common Stock and 4,876,124 shares of the Company’s Class B Common Stock outstanding. Holders of the Company’s Class A Common Stock and Class B Common Stock were entitled to vote as a single voting group on the Amendment. Holders of Class A Common Stock are entitled to one vote per share, with all holders of Class A Common Stock having in the aggregate 53% of the general voting power of the Company. The number of votes represented by each share of Class B Common Stock, which represent in the aggregate 47% of the general voting power of the Company, is calculated in accordance with the Company’s Articles of Incorporation. Under the Company’s Articles of Incorporation, based on the number of outstanding shares of the Company’s Class A Common Stock and Class B Common Stock as of August 26, 2008, each outstanding share of Class B Common Stock was entitled to 9.35 votes on the Amendment.

On August 26, 2008, the Company received the written consent approving the Amendment by BFC, which, as of such date, held 9,931,636 shares of the Company’s Class A Common Stock and all 4,876,124 shares of the Company’s Class B Common Stock, representing in the aggregate 57.24% of the total votes entitled to be cast on the Amendment.

Dissenters’ Rights

Under Florida law, the Company’s shareholders have no dissenters’ rights as a result of the approval and filing of the Amendment.

Notice to Shareholders

The distribution of this Information Statement to the Company’s shareholders satisfies the notice requirements of Florida law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth, as of August 26, 2008, certain information as to the Company’s Class A Common Stock and Class B Common Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of such stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Common Stock or Class B Common Stock as of August 26, 2008. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission (the “SEC”) and with the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock (1) over which he or she has or shares, directly or indirectly, voting or investment power or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after August 26, 2008. As used herein, “voting power” is the power to vote, or direct the voting of, shares and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Amount and
		Nature of
	Name and Address of	Beneficial
Title of Class	Beneficial Owner	Ownership		Percent of Class

Class A Common Stock	BFC Financial Corporation 2100 W. Cypress Creek Road Ft. Lauderdale, Florida 33309	9,931,636	(1)(3)	26.31%
Class A Common Stock	Firefly Value Partners, LP 237 Park Avenue New York, New York 10017	2,720,000	(2)	5.30%
Class B Common Stock	BFC Financial Corporation 2100 W. Cypress Creek Road Ft. Lauderdale, Florida 33309	4,876,124	(1)(3)	100.00%

(1)	BFC has sole voting and dispositive power over all shares listed. BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of common stock representing approximately 74% of the total voting power of BFC. Alan B. Levan serves as Chairman and Chief Executive Officer of each of the Company and BFC and as Chairman of BankAtlantic, a federal savings bank wholly owned by the Company. John E. Abdo serves as Vice Chairman of each of the Company, BankAtlantic and BFC.

(2)	As reported on Firefly Value Partners, LP’s Schedule 13G filed with the SEC on July 21, 2008, Firefly Value Partners, LP has shared voting and dispositive power over all such shares.

(3)	Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock at any time at BFC’s discretion.

Security Ownership of Management

Listed in the table below are the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock beneficially owned as of August 26, 2008 by (i) each of the Company’s directors as of August 26, 2008, (ii) each of the Company’s Named Executive Officers (as defined in the applicable rules and regulations of the SEC and in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 5, 2008) and (iii) all of the Company’s directors and executive officers as of August 26, 2008 as a group. The address of all parties listed below is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

	Class A Common		Class B Common		Percent of Class A	Percent of Class B
Name of Beneficial Owner	Stock Ownership		Stock Ownership		Common Stock	Common Stock

BFC Financial Corporation(1)	9,931,636	(10)	4,876,124	(10)	26.31%	100%
Alan B. Levan(1)(7)	1,080,811	(2)(3)(5)	0	(2)	2.10%	0
John E. Abdo(1)	728,013	(3)(5)	0		1.42%	0
Mark D. Begelman	6,878	(3)	0		*	0
D. Keith Cobb	114,029	(4)(5)	0		*	0
Steven M. Coldren	62,948	(5)(9)	0		*	0
Lloyd B. DeVaux	331,532	(3)(5)(6)	0		*	0
Bruno L. DiGiulian	109,243	(5)	0		*	0
Jay R. Fuchs	300,000		0		*	0
Mary E. Ginestra	113,396	(5)	0		*	0
Willis N. Holcombe	111,224	(5)	0		*	0
Jarett S. Levan(7)	88,124	(5)	0		*	0
David A. Lieberman	114,509	(5)	0		*	0
Valerie C. Toalson	10,337	(3)	0		*	0
James A. White	125,402	(5)	0		*	0
Charlie C. Winningham, II	210,196	(5)	0		*	0
All directors and executive officers of the Company as of August 26, 2008 as a group (18 persons)	13,517,162	(8)(10)	4,876,124	(10)	31.91%	100%

*	Less than one percent of the class.

(1)	BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of common stock representing approximately 74% of the total voting power of BFC. Alan B. Levan serves as Chairman and Chief Executive Officer of each of the Company and BFC and as Chairman of BankAtlantic. John E. Abdo serves as Vice Chairman of each of the Company, BankAtlantic and BFC.

(2)	Alan B. Levan may be deemed to be the beneficial owner of the shares of Class A Common Stock and Class B Common Stock owned by BFC and 816,557 shares of Class A Common Stock held by various personal interests. The share amounts set forth for Mr. Levan do not include the shares of Class A Common Stock or Class B Common Stock beneficially owned by BFC, but do include the 816,557 shares of Class A Common Stock held by various personal interests.

(3)	Includes beneficial ownership of the following units of interest in shares of Class A Common Stock held by the BankAtlantic 401(k) Plan: Mr. Abdo — 47,701 shares; Mr. Begelman — 1,378 shares; Mr. Alan B. Levan — 12,961 shares; Mr. DeVaux — 46,219 shares; Ms. Toalson — 337 shares.

(4)	Includes 470 shares of Class A Common Stock which are held by Mr. Cobb’s wife, as to which Mr. Cobb does not have voting or investment power.

(5)	Includes beneficial ownership of the following shares of Class A Common Stock which may be acquired within 60 days pursuant to stock options: Mr. Abdo — 104,502 shares; Mr. Cobb — 97,683 shares; Mr. Coldren — 25,025 shares; Mr. DeVaux — 65,313; Mr. DiGiulian — 108,243 shares; Ms. Ginestra — 101,926 shares; Mr. Holcombe — 107,834 shares; Mr. Alan B. Levan — 156,754 shares; Mr. Jarett S. Levan — 67,304 shares; Mr. Lieberman — 97,830 shares; Mr. White — 125,402 shares; and Mr. Winningham — 95,181 shares.

(6)	Includes beneficial ownership of 58,500 shares of restricted Class A Common Stock held on behalf of Mr. DeVaux, as to which Mr. DeVaux has voting, but not dispositive, power.

(7)	Jarett S. Levan is the son of Alan B. Levan.

(8)	Includes beneficial ownership of 1,353,208 shares of Class A Common Stock which may be acquired by executive officers and directors within 60 days pursuant to stock options, units of interest held by executive officers in 118,400 shares of Class A Common Stock held by the BankAtlantic 401(k) Plan, 58,500 shares of restricted Class A Common Stock held on behalf of Mr. DeVaux, as to which he has voting, but not dispositive, power, 21,478 shares of restricted Class A Common Stock issued to directors which have not yet vested, and all of the shares of Class A Common Stock owned by BFC, which shares may be deemed beneficially owned by Alan B. Levan.

(9)	Includes restricted Class A Common Stock granted in connection with non-employee director compensation. The restricted Class A Common Stock is granted under the Company’s 2005 Restricted Stock and Option Plan and vests monthly over a 12-month service period which commenced during June 2008. Total includes 4,295 shares of Class A Common Stock which may be acquired within 60 days by Mr. Coldren.

(10)	Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock at any time at BFC’s discretion.

AMENDMENT TO THE COMPANY’S
RESTATED ARTICLES OF INCORPORATION

Description of the Amendment

Under Article VIII of the Articles of Incorporation, the Company presently reserves to its shareholders the right to amend or repeal the Articles of Incorporation. The Amendment amends Article VIII of the Articles of Incorporation to specifically provide that the Company’s Board of Directors may approve certain amendments to the Articles of Incorporation without shareholder approval in those limited circumstances permitted by Florida law. In most circumstances, however, amendments to the Articles of Incorporation will continue to require shareholder approval. The form of the Amendment is attached to this Information Statement as Appendix A.

Reasons for the Amendment

The Company’s Board of Directors has unanimously approved the Amendment and, as a result of BFC’s approval of the Amendment, has authorized the Company to take all actions necessary to cause the Amendment to become effective, including the filing of the Amendment with the Florida Department of State. The Company’s Board of Directors approved the Amendment in order to save the Company the substantial time and expense of soliciting proxies and convening special meetings of its shareholders in connection with amendments to the Articles of Incorporation when, under the limited circumstances permitted by Florida law, the Company’s Board of Directors may approve the amendment without shareholder approval.

The Company recently announced that it intends to effect a one-for-five reverse stock split of its Class A and Class B Common Stock. Under Florida law, a reverse stock split must be effected by an amendment to the Articles of Incorporation; however, Florida law expressly permits an amendment to the Articles of Incorporation to effect a reverse stock split upon the approval of the Board of Directors without the requirement for shareholder approval. Following the Amendment, it will be clear that the Company, as permitted by Florida law, may effect certain amendments to the Articles of Incorporation, such as in connection with the proposed reverse stock split, upon Board approval without obtaining shareholder approval.

In addition to amendments in connection with a reverse stock split, Florida law also permits the Board of Directors to amend the Articles of Incorporation without shareholder approval in other limited circumstances, including: (i) to change the par value for a class or series of shares; (ii) to delete the authorization for a class or series of shares if the terms of such class or series may be determined by the Board of Directors and no shares of such class or series are issued; (iii) to make certain immaterial changes to the Corporation’s name, including substituting the word “Incorporated” for “Inc.” or adding a geographical attribution to the Corporation’s name; (iv) to delete information contained in the Articles of Incorporation that is solely of historical interest, including the name and address of the initial registered agent or registered office of the Corporation, if a statement of change is on file with the Florida Department of State; or (v) to provide that, if the Corporation acquires its own shares, such shares belong to the Corporation and constitute treasury shares until disposed of or canceled by the Corporation.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. Accordingly, the Company files quarterly, annual and current reports, proxy and information statements and other reports with the SEC. You can read and copy the Company’s public documents filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC’s Public Reference Room. The Company’s public documents filed with the SEC are also available from the SEC’s Internet website at www.sec.gov.  The Company’s Class A Common Stock is listed on the New York Stock Exchange under the trading symbol “BBX.”

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy or information statement, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy and information materials, delivering a single proxy or information statement, as applicable, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company’s transfer agent, American Stock Transfer & Trust Company (“AST”), that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you are receiving multiple proxy or information statements and would like to request delivery of a single proxy or information statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, attention Jennifer Donovan, Vice President.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman of the Board

September 4, 2008

Appendix A

FORM OF ARTICLES OF AMENDMENT
TO THE
RESTATED ARTICLES OF INCORPORATION
OF
BANKATLANTIC BANCORP, INC.

The Restated Articles of Incorporation, as amended, of BANKATLANTIC BANCORP, INC., a Florida corporation (the “Corporation”), are hereby amended pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, and such amendment is set forth as follows:

1.	Article VIII is hereby deleted in its entirety and replaced with the following:

“Except as otherwise specifically provided in these Articles of Incorporation, this Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Florida.”

A-1